UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2005

American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Bedford Road, Mt. Kisco, NY	10549

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 242-7700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1: ASSET PURCHASE AGREEMENT
EX-10.2: EQUITY COMMITMENT AGREEMENT
EX-10.3: RIGHTS OFFERING SPONSOR AGREEMENT
EX-99.1: PRESS RELEASE

Section 1 – Registrant’s Business and Operations

          Item 1.01 Entry into a Material Definitive Agreement

          On June 29, 2005, the U.S. Bankruptcy Court approved the sale of substantially all the assets of WestPoint Stevens Inc., a home fashions consumer products company, to us pursuant to an Asset Purchase Agreement by and among WS Textile Co., Inc., New Textile One, Inc., New Textile Two, Inc., Textile Co., Inc., WestPoint Stevens Inc., WestPoint Stevens Inc. I, WestPoint Stevens Stores Inc., and J.P. Stevens Enterprises, Inc. WS Textile Co., New Textile One, New Textile Two, and Textile Co. each are wholly-owned subsidiaries of American Real Estate Holdings Limited Partnership, or AREH, our subsidiary limited partnership.

          Under the Asset Purchase Agreement, we will provide consideration valued at approximately $703 million, as follows: (i) the payment of the lesser of (a) $120 million or (b) the amount necessary to pay in full all outstanding indebtedness under the debtor in possession credit agreement, dated as of June 5, 2003, as amended, among WestPoint Stevens and certain of its subsidiaries, Bank of America, N.A., Wachovia Bank, National Association and certain other lenders (the “DIP Credit Facility”); (ii) 35% of newly issued shares of common stock of WS Textile (the “Common Stock”) will be distributed to or on behalf of the lenders under WestPoint’s first lien credit facility (the “First Lien Lenders”); (iii) subscription rights to acquire up to an additional 47.5% of the Common Stock (the “Subscription Rights”) for an aggregate purchase price of $125 million will be distributed to or on behalf of the First Lien Lenders and, to the extent determined by the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), the lenders under WestPoint’s second lien credit facility (the “Second Lien Lenders”); (iv) tender or a back to back standby letter of credit or cash collateral, not to exceed in the aggregate $35 million, to the administrative agent under the DIP Credit Facility; (v) the satisfaction of certain other secured claims which are senior to the first lien debt; (vi) the assumption of other specified liabilities of WestPoint, as set forth in the Asset Purchase Agreement; and (vii) $3 million in respect of wind-down costs.

          We own approximately 40% of the debt under Westpoint’s first lien credit facility and 51% of the debt under Westpoint’s second lien credit facility.

          In connection with the Asset Purchase Agreement, WS Textile Co. entered into an equity commitment agreement (the “Equity Commitment Agreement”) with Textile Holding LLC (“Textile Holding”), AREH and Aretex LLC, pursuant to which Textile Holding agreed, among other things, to purchase 5,250,000 shares of Common Stock (representing 17.5% of the Common Stock) for a purchase price of $187 million, such purchase to occur simultaneously with the closing of the transactions contemplated by the Asset Purchase Agreement. Textile Holding and Aretex each are wholly owned subsidiaries of AREH.

          Also, in connection with the Asset Purchase Agreement, WS Textile Co. entered into a rights offering sponsor agreement (the “Rights Offering Sponsor Agreement”) with AREH, pursuant to which AREH agreed to purchase, through a direct or indirect subsidiary, at the rights offering exercise price, a number of shares of Common Stock equal to the number of shares of Common Stock with respect to which Subscription Rights have not been exercised by a specified date.

          The closing of the transactions is expected to occur by August 31, 2005. The Asset Purchase Agreement provides that the closing is subject to customary and other closing conditions.

          Upon the closing of the agreement, we and our affiliates expect to own in excess of 50% of the outstanding shares of WS Textile Co. and may own up to 79%, to the extent the subscription rights are not exercised.

Section 8 – Other Events

Item 8.01 Other Events.

On June 30, 2005, we issued a joint press release with WestPoint Stevens, a copy of which is filed as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Asset Purchase Agreement, dated June 23, 2005, by and among WS Textile Co., Inc., New Textile One, Inc., New Textile Two, Inc., Textile Co., Inc., WestPoint Stevens Inc., WestPoint Stevens Inc. I, WestPoint Stevens Stores Inc., and J.P. Stevens Enterprises, Inc.

10.2	Equity Commitment Agreement, dated June 23, 2005, by and among WS Textile Co. Inc., Textile Holding LLC, American Real Estate Holdings Limited Partnership and Aretex LLC

10.3	Rights Offering Sponsor Agreement, dated June 23, 2005, by and between WS Textile Co., Inc. and American Real Estate Holdings Limited Partnership

99.1	Press Release dated June 30, 2005

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P. (Registrant)

	By:	American Property Investors, Inc.
General Partner

		By:	/s/ John P. Saldarelli

John P. Saldarelli
Vice President, Chief Financial
Officer, Secretary and Treasurer

Date: June 30, 2005